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                                                                   EXHIBIT 10.38

                               PGM SALES AGREEMENT

         This PGM SALES AGREEMENT (this "Agreement") is made and entered into this 1st day of February, 2004, by and between STILLWATER MINING COMPANY, a Delaware corporation, whose address is 536 East Pike Avenue, Columbus, Montana 59019 ("SMC"), and MITSUBISHI INTERNATIONAL CORPORATION, a New York corporation, whose address is 520 Madison Avenue, New York, New York 10022-4223 ("MIC").

         Section 1. Term. Subject to the provisions of Section 7, this Agreement shall have a term from February 1, 2004, through and including January 31, 2006.

         Section 2. Quality. The palladium delivered pursuant to this Agreement shall be in ingot or sponge form with 99.95% minimum purity. If in ingot form it shall be of a brand that carries the London Platinum and Palladium Market's "Good Delivery Status." Form of material delivered will be mutually agreed by the parties no later than the last business day of the month prior to month of current delivery.

         Section 3. Quantity and Delivery. [Confidential] On the last business day of each pricing month, SMC will deliver Metal to a designated MIC account at (a) Johnson Matthey Inc., Pennsylvania, or (b) Heraeus Metal Processing, Santa Fe Springs, California or shall ship Metal to MIC at Narita Airport, Tokyo, Japan (CIP Narita Airport). MIC shall give SMC the delivery destination for the pricing month's allocation within 5 business days from the end of that month. Title and risk of loss to the Metal shall pass from SMC to MIC upon delivery or release of the Metal to MIC.

         Section 4.        Pricing. [Confidential]

         Section 5. Payment Terms. Within two (2) business days after delivery of Metal to the delivery location and confirmation receipt from the delivery location, MIC will forward payment to SMC for the Metal delivered. If MIC fails to pay for any Metal when payment is due, SMC may suspend future deliveries of Metal to MIC until such time as full payment for overdue amounts has been received by SMC. This right shall not be deemed to be an exclusive right or remedy.

         Section 6. Warranty; Limitation of Liability. SMC warrants that the Metal supplied hereunder shall be of the quality set forth in Section 2 and that SMC will convey good title thereto. OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT, SMC MAKES NO REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESSED OR IMPLIED, OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SMC EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OR USE NOTWITHSTANDING ANY COURSE OF PERFORMANCE, USAGE OF TRADE OR LACK THEREOF INCONSISTENT WITH THIS SECTION. SMC's sole liability for breach of warranty shall be limited to replacement of the nonconforming Metal with conforming Metal within ten (10) business days of notice from MIC of nonconformity. SMC shall not be liable for any prospective or speculative profits or special, indirect, consequential, punitive or exemplary damages, and SMC's liability with respect to this Agreement or any action in connection herewith whether in contract, tort, or otherwise shall not exceed the price of that portion of the Metal on which liability is asserted.

         Section 7. Default and Termination. [Confidential] Either party shall be entitled to terminate this Agreement (a) in the event of breach by the other party of any of the material terms or conditions of this Agreement, which breach is not cured within ten (10) days of notice of such breach by the non-breaching party, (b) for convenience upon 60 days' prior written notice, or
(c) in the event of any sale of all or substantially all of the assets or stock of such party or any merger or other consolidation.

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         Section 8.        Force Majeure. In the event that either party is
rendered unable, wholly or in part, by force majeure applying to it, to carry out its obligations under this Agreement, it is agreed that such obligations of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; provided that MIC shall not be excused by any event of force majeure from making timely payments for Metal delivered prior to the effective date of MIC's notice of force majeure. The parties agree that the various periods and terms provided for herein shall be extended for a period equivalent to such period of force majeure. The party claiming that an event of force majeure has occurred will promptly notify the other party of the commencement and termination of any event of force majeure. The term "force majeure" as employed herein, shall mean causes beyond the reasonable control of a party. The parties agree that this Section 8 is not intended to provide relief from economic conditions such as, but not limited to, market situations that provide lower or higher prices than in effect under this Agreement.

         Section 9.        Miscellaneous.

         9.1 Notices. All Notices shall be complete and deemed to have been given or made when mailed or sent by overnight courier or electronic mail; upon personal delivery when delivered personally; or when receipt is confirmed when sent by facsimile transmission.

         9.2 Confidentiality. Each party will keep the terms of this Agreement confidential except as disclosure may be required by law, rule regulation or legal or judicial process (it being understood that the terms of this Agreement may be disclosed to each party's affiliates, and advisors who agree to maintain such confidentiality).

         9.3 Entire Agreement. This Agreement represents the complete agreement between the parties hereto and supersedes all prior or contemporaneous oral or written agreements of the parties to the extent they relate in any way to the subject matter hereof or thereof.

         9.4 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them.

         9.5 No Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

         9.6 Binding Effect; No Assignment. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and may not be assigned by either party without the consent of the other party, which consent shall not be unreasonably withheld, except that no consent shall be required in respect of (i) any assignment to provide security in connection with any financing, expressly including, by way of example and not limitation, assignments of royalty, overriding royalties or net profits interests or production payments, or (b) any merger, consolidation or other reorganization or transfer by operation of law, or by purchase of the business of or substantially all of the assets of either party.

         9.7 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing by the parties hereto. The failure by either party to demand strict performance and compliance with any part of this Agreement during the term of this Agreement shall not be deemed to be a waiver of the rights of such party under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

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         9.8      Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction.

         9.9 Governing Law. The parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereby (a) irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts located in the County of New York in the State of New York with respect to the adjudication of any suit, action or proceeding arising out of or relating to this Agreement and (b) irrevocably and unconditionally waive any objection to the laying of venue of any such suit , action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

  STILLWATER MINING COMPANY                     MITSUBISHI INTERNATIONAL
                                                     CORPORATION

By:    /s/ Frank R. McAllister                  By: /s/ Sadahiko Hanegi
       ------------------------------------     --------------------------------
Name:  Frank R. McAllister                      Name:  Sadahiko Hangi
Title: Chairman and Chief Executive Officer     Title: Division Senior Vice
                                                       President, NFM Div

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